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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated January 25, 1995, except as to Note 18, which is as of March 8, 1995, relating to the financial statements of The Interlake Corporation, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules for the three years ended December 25, 1994 listed under Item 14(a) of The Interlake Corporation's Annual Report on Form 10-K for the year ended December 25, 1994 when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these Financial Statement Schedules. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."



Price Waterhouse LLP
May 1, 1995